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                                                                   EXHIBIT 10.12

                             AMENDED AND RESTATED
                            KEY EMPLOYEE AGREEMENT



     This AMENDED AND RESTATED KEY EMPLOYEE AGREEMENT (hereinafter referred to as the "Agreement") is made and entered into as of this ___ day of February, 1997 and replaces a prior Agreement dated as of the 3rd day of December 9, 1996, by and between Best Internet Communications, Inc., a California corporation (hereinafter referred to as the "Company") and Robert Tomasi (hereinafter referred to as the "Executive").

     WHEREAS, the Company is in the business of providing communications services to an international computer network and related products and services to the public;

     WHEREAS, the Executive possesses unique technical and operational skills which are valuable to the business and financial prospects of the Company;

     WHEREAS, in light of the foregoing, the Company desires to employ the Executive as Chief Operating Officer and the Executive desires to accept such employment;

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the Company and the Executive agree as follows:



1.  Duties.  The Company hereby employs the Executive to serve as Chief
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Operating Officer and report to the CEO.  Duties will include the Provisioning, management, and 24x7x365 monitoring of the Company's Internet network, POP network telecommunications network; provisioning, management and 24x7x365 monitoring of computer server systems; provisioning and management of information systems; management of certain sales and customer service, operations and technical support for individual and SOHC Accounts, plus other duties as necessary or assigned. Responsibilities shall include, but not be limited to, developing staffing needs, recruiting, hiring, development of and management of personnel, and creating and managing departmental operating and capital budgets.

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2.  Term of Employment.  The Company hereby agrees to employ Executive and
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Executive agrees to accept employment upon the terms and conditions set forth herein, commencing on December 2nd, 1996, and shall continue unless and until terminated by the Company or by the Executive pursuant to Paragraph 12 below.

3.  Salary.  Executive shall be entitled to receive from the Company a starting
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base salary of $3,846.15 per week, which if annualized is $200,000.  Salary is calculated from the date of the Executive's commencement of employment, pursuant to Paragraph 2 above. The base salary shall be paid Executive in installments every other week and shall be reviewed annually by the CEO. Executive acknowledges and agrees that the base salary, along with the expense reimbursements described in Paragraph 8 below, includes any and all compensation for any services Executive performed for the Company prior to the date of employment commenced pursuant to Paragraph 2 above.

4.  Signing Bonus.  Company will pay Executive a one-time bonus of twenty-five
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thousand ($25,000) upon the commencement of his employment.

5.  Stock Options.  In addition to the Executive's salary described in Paragraph
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3 above, and subject to Board approval, the Executive shall receive incentive stock options at a striking price of 75 cents per share which shall vest in the following amounts according to the following schedule: (i) options to purchase 66,667 common shares, vesting effective upon his first day of employment, December 3, 1996 and (ii) options to purchase 250,000 common shares over a forty-eight (48) month period, commencing on December 3rd, 1996. The 250,000 options shall be subject to the terms and conditions of the Stock Option Agreement and the Company's Stock Option Plan, which state, in part, that an employee must be employed by the Company for at least six (6) months before vesting of the first six months worth of options; thereafter, options shall vest pro rata each month. In the event of the closing of an Initial Public Offering or the transfer of ownership of 51% or more of the Company, for other than passive funding purposes, all of such options as have been granted to the Executive as of the date of the transaction shall be fully vested.

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6.  Extent of Services.  Executive shall devote his time, attention and energies
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to the business of the Company and shall not during the term of this Agreement be engaged (whether or not during normal business hours) in any other business or professional activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage, but this shall not be construed as preventing the Executive from (a) investing personal assets in businesses which do not compete with the Company in such form or manner as will not require any services on the part of the Executive and in which the Executive's participation is solely that of an investor; (b) purchasing securities in any corporation whose securities are regularly traded, provided that such purchase shall not result in the Executive's collectively owning beneficially at any time five percent (5%) or more of the equity securities of a corporation engaged in a business competitive to that of the Company; and (c) participating in conferences, preparing or publishing papers or books or teaching, so long as the CEO approves of such activities prior to the Executive engaging in them.

7.  Vacations and Leave.  Executive shall be entitled to vacation and other
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leave in accordance with normal Company policy applicable to management employees. Vacations shall be taken at such time or times as Executive and the Chief Executive Officer shall mutually agree.

8.  Expense Reimbursement.  Upon presentation of supporting documentation and
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consistent with the Company policy, the Company will reimburse the Executive for any reasonable and necessary business expenses incurred by the Executive in connection with the business of the Company. The parties acknowledge that Executive may incur certain business-related expenses which the Company will not reimburse but which nonetheless further the business interests of the Company and the Executive's professional interest.

9.  Other Benefits.  In addition to the benefits specifically described herein,
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during the term of the Agreement, Executive and his spouse, children and/or other dependents shall be entitled to receive all other benefits of the employment generally made available to other members of the Company's management and their families, including, without limitation, benefits as a result of any present or future medical insurance, disability insurance, life insurance, retirement or pension plans. It is understood that any 401(k) plan implemented by the Company will be made available to Executive at

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the time and upon the same terms as made available to the Company's other management employees.

10.  Taxes.  The company may withhold from any amounts payable under this
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Agreement such federal, state, or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

11.  Termination of Employment.  This Agreement may be terminated by either
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party, for any reason or no reason, immediately upon ten (10) days written notice given to the other party. Accordingly, the Executive and the Company acknowledge and agree that this Agreement and any employment thereunder is to be considered At-Will EMPLOYMENT. In the event Company elects to terminate the employment relationship without cause as defined herein, the Executive shall be paid severance equal to one week of pay for every four weeks of service, with a minimum of sixteen weeks severance to a maximum of 25 weeks. Termination pursuant to this Section shall not prejudice any other remedy to which the terminating party may be entitled at law, in equity, or under this Agreement. This is the only Agreement concerning termination between the Company and the Executive, and the parties acknowledge that this Agreement supersedes and replaces any other written or oral agreement, representation or understanding between the parties concerning termination and that this Agreement can only be modified in a writing signed by the Company's CEO. Company shall have "Cause" to terminate Executive's employment hereunder upon (i) any continued willful failure by Executive to substantially perform his duties hereunder after demand for substantial performance is delivered by Company that identifies the manner in which Company believes Executive has not substantially performed his duties, or (ii) the engaging by Executive in misconduct which is materially injurious to Company, monetarily or otherwise.

12.  Successors to the Company.  Except as otherwise provided herein, this
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Agreement shall be binding upon and inure to the benefit of the Company and any successors of the Company, or any corporation which acquires directly or indirectly all of the assets of the Company, whether by merger, consolidation, sale or otherwise, and shall not be otherwise assignable by the Company. This Agreement is not assignable by the Executive.

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13.  Notice.  Any notice to be given under the terms of this Agreement shall be
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given as follows: Notice to the Company shall be addressed to its CEO at the
Company's principal offices; Notices to the Executive shall be addressed to Executive's home as last shown on the records of the Company or given by personal delivery. Notice of a change of address under this section shall have been duly given when personally delivered or three (3) days after being enclosed in a properly sealed envelope addressed as aforesaid, and deposited (postage paid) with the United States Postal Service.

14.  Waiver.  Neither party's failure to enforce any provision of this Agreement
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shall be deemed or in any way construed as a waiver of any such provision, nor prevent that party from thereafter enforcing each and every provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available under the circumstances.

15.  Severability.  If one or more of the provisions or paragraphs of this
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Agreement shall be held to be illegal or otherwise void or invalid, the remainder of this Agreement shall not be affected and shall remain in full force and effect.

16.  Governing law.  This Agreement shall be interpreted under the laws of the
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State of California, without regard to or application of choice of law rules or principles.

17.  Arbitration.  In the event any claim or controversy arises under or
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concerning any provision of this Agreement, including the termination provision
(Paragraph 11), the company and Executive hereby agree that such claim or controversy shall be settled by final, binding arbitration in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association, provided, however, that the impartial arbitration shall be chosen as follows: if the Company and Executive are unable to agree upon an impartial arbitrator within five (5) days of a request for arbitration, the parties shall request a panel of five (5) labor and employment arbitrators from the American Arbitration Association and shall alternatively strike names until a single arbitrator remains. Arbitration shall occur, if practicable, in Santa Clara County, CA. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Depositions may be taken and other discovery may be obtained during

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such arbitration proceedings to the same extent as authorized in civil judicial proceedings, subject to any limitations placed on discovery by the arbitrator. The parties shall share equally in the costs of conducting the arbitration and shall each pay their expenses, but the prevailing party shall be entitled to recover its reasonable attorneys' fees. Notwithstanding the foregoing, nothing herein shall preclude or limit the Company from seeking injunctive relief from a court of competent jurisdiction. Executive acknowledges and agrees that, by agreeing to this provision, he is agreeing to arbitrate any claim relating to his employment, whether or not it arises under the terms of this Agreement, that may arise under federal and state laws including, but not limited to, claims arising under Title VII, the Age Discrimination in Employment Act, the Americans with Disabilities Act and the Fair Employment and Housing Act. EXECUTIVE FURTHER UNDERSTANDS THAT BY AGREEING TO ARBITRATE EMPLOYMENT CLAIMS HE IS WAIVING HIS RIGHT TO BRING AN ACTION AGAINST THE COMPANY IN A COURT OF LAW, EITHER STATE OR FEDERAL, AND IS WAIVING HIS RIGHT TO HAVE HIS CLAIMS AND DAMAGES, IF ANY, DETERMINED BY A JURY.

18.  Entire Agreement.  This Agreement, any stock option agreements and the
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Employee Proprietary Information Agreement signed by the Executive contain the entire agreement of the parties and supersede and replace any other Agreement. Except as provided herein, this Agreement may be modified only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. Only the Company's Chief Executive Officer has the authority to make such modifications of this Agreement on behalf of the Company.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.


COMPANY:                               EXECUTIVE:


Best Internet
Communications, Inc.

     /s/ Jim Zarley                     /s/ Robert Tomasi
By: -------------------------          ---------------------------
     Jim Zarley                        Robert Tomasi
     Chairman, and Chief
     Executive Officer

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